Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 19, 2021, with respect to the consolidated financial statements of Atieva, Inc. and subsidiaries contained in the registration statement and proxy statement/prospectus. We consent to the use of the aforementioned report in the registration statement and proxy statement/prospectus, and to the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON LLP

Los Angeles, California

March 19, 2021